EXHIBIT 10.21

COLLATERAL ASSIGNMENT OF SERVICING AGREEMENT

THIS COLLATERAL ASSIGNMENT OF SERVICING AGREEMENT (this“Assignment”), dated and effective as of August 4, 2022, is made by HLCO BORROWER, LLC, a Delaware limited liability company (“Assignor”), in favor of WESTMOUNT GROUP LLC, a Delaware limited liability company, as administrative and collateral agent for the Lenders (“Administrative Agent”) under that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Assignor, as borrower thereunder, THE HEALING COMPANY INC., a Nevada corporation (“Servicer”), Administrative Agent and the Lenders from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

WHEREAS, Servicer has entered into that certain Servicing Agreement with Assignor, dated as of the date hereof (as the same may be amended, amended and restated, supplemented, modified and/or restated from time to time, the “Servicing Agreement”);

WHEREAS, in order to induce Lenders to make Term Loans to Assignor pursuant to the Credit Agreement, Assignor has agreed to execute and deliver this Assignment and Servicer has consented and agreed to this Assignment; and

WHEREAS, as a condition precedent to the consummation of the Credit Agreement, Assignor must execute and deliver this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1. As collateral security for all Obligations now existing or hereafter arising under the Credit Agreement and the other Credit Documents, Assignor hereby collaterally assigns, transfers and sets over to Administrative Agent, for the benefit of itself and Lenders, and grants to Administrative Agent, for the benefit of itself and Lenders, a lien on and security interest in, all of Assignor’s rights, but not Assignor’s obligations, under the Servicing Agreement and all other documents, agreements, exhibits, schedules or instruments contemplated thereby or executed in connection therewith (collectively, with the Servicing Agreement, the “Servicing Documents”).

2. Administrative Agent shall have no obligation or duty to perform any of the obligations of Assignor under the Servicing Agreement or any other Servicing Document, all of which shall remain the sole and exclusive duty and obligation of Assignor.

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3. The rights collaterally assigned hereunder include, and are not limited to, any and all rights of enforcement regarding warranties, representations, covenants and indemnities made by Assignor or Servicer under any Servicing Document including, but not limited to, all rights granted to Assignor pursuant to any exhibits and schedules to the foregoing, and all rights, claims or causes of action against Servicer for any breach or violation by Servicer of the provisions of the Servicing Agreement and/or any other Servicing Document. Administrative Agent shall have the exclusive right to institute action and seek redress directly against Servicer under the Servicing Agreement or any other Servicing Document, as applicable, for any such breach or violation; provided, however, that so long as there exists no Event of Default, Assignor shall have the right to enforce all of the rights, claims or causes of action which Assignor may have under the Servicing Agreement or any other Servicing Document, but only to the extent such enforcement is not inconsistent with Administrative Agent’s interests under this Assignment or the Credit Agreement; and provided, further any proceeds received by Assignor from such enforcement are applied to the Obligations in accordance with the terms and conditions of the Credit Agreement.

4. Assignor hereby covenants and agrees with Administrative Agent, its successors and assigns, that Assignor shall not alter, amend or modify the Servicing Agreement, except in accordance with Section 9.4 of the Credit Agreement.

5. Upon the occurrence and during the continuance of an Event of Default:

(a) Administrative Agent may enforce, either in its own name or in the name of Assignor, all rights of Assignor under the Servicing Agreement or any other Servicing Document, including, without limitation, to (1) bring suit to enforce any rights under the Servicing Agreement or any other Servicing Document, (2) compromise or settle any disputed claims as to rights under the Servicing Agreement or any other Servicing Document, (3) give releases or acquittances of rights under the Servicing Agreement or any other Servicing Document, and (4) do any and all things necessary, convenient, desirable or proper to fully and completely effectuate the collateral assignment of the rights under the Servicing Agreement and the other Servicing Documents pursuant hereto;

(b) notwithstanding anything to the contrary in the Servicing Agreement or any other Servicing Document, Administrative Agent may immediately, without prior notice, terminate the rights and duties of and remove the Servicer as the “Servicer” of the Assets, and substitute any other replacement servicer as the “Servicer” under the Servicing Agreement or enter into a separate agreement with any such replacement servicer to act as the servicer of the Assets; and

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(c) Assignor hereby constitutes and appoints Administrative Agent or Administrative Agent’s designee as Assignor’s attorney-in-fact with full power in Assignor’s name, place and stead to do or accomplish any of the aforementioned undertakings and to execute such documents or instruments in the name or stead of Assignor as may be necessary, convenient, desirable or proper in Administrative Agent’s reasonable discretion following the occurrence and during the continuation of an Event of Default. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable during the term of this Assignment. If any action is brought by Administrative Agent to enforce any rights under the Servicing Agreement or any other Servicing Document, Assignor agrees to reasonably cooperate with and assist Administrative Agent in the prosecution thereof. Without limiting any other provision of this Assignment, upon the occurrence and during the continuance of an Event of Default, Assignor hereby specifically authorizes and directs each party to the Servicing Agreement other than Assignor upon written notice to it by Administrative Agent to make all payments due under or arising under the Servicing Agreement and any other Servicing Document directly to Administrative Agent and hereby authorizes and empowers Administrative Agent, upon the occurrence and during the continuance of an Event of Default, to request, demand and receive any and all amounts which may be or become due or payable or remain unpaid at any time to Assignor by Servicer under and pursuant to the Servicing Agreement or any other Servicing Document, and to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and, in Administrative Agent’s sole discretion, to file any claims or take any action or proceeding, either in its own name or in the name of Assignor or otherwise, which Administrative Agent may deem necessary or desirable in its sole discretion. It is expressly understood and agreed, however, that Administrative Agent shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Administrative Agent or to which Administrative Agent may be entitled hereunder at any time or times.

6. Notwithstanding anything in the Servicing Agreement to the contrary, except as provided below, no servicing fees, administration fees, break-up fees, late charges, termination fees, unreimbursed amounts, indemnification payments or any other compensation or amounts due in connection with its duties as “Servicer” (collectively, the “Accrued Servicing Fees”) shall be due and payable to Servicer by Administrative Agent upon the termination of the rights and obligations of Servicer under the Servicing Agreement by Administrative Agent in accordance with this Assignment, and Servicer shall have no right to offset against the Assets or any other property of Assignor for any such Accrued Servicing Fees from and after the termination of the rights and obligations of Servicer under the Servicing Agreement by Administrative Agent in accordance with this Assignment; provided, that Servicer shall be entitled to payment by Assignor of any accrued but unpaid Accrued Servicing Fees as set forth in the Servicing Agreement. Any such fees shall be the sole responsibility of the Assignor and Administrative Agent shall not have any obligation to pay such fees.

7. Servicer is hereby authorized to recognize, and hereby does recognize, Administrative Agent’s claims and rights hereunder without investigation of the validity or the amount of the Obligations under the Credit Agreement and Credit Documents or existence of any default thereunder.

8. THIS ASSIGNMENT SHALL BE INTERPRETED AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

9. This Assignment may be executed by facsimile, portable document format (.pdf) or other electronic means in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

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10. This Assignment shall be binding upon Assignor and its successors and assigns and shall benefit Administrative Agent and Administrative Agent’s successors and assigns, including any assignee; provided that (a) Assignor may not assign or transfer its rights or obligations under this Assignment or any interest herein or delegate its duties hereunder except as otherwise permitted under the Credit Agreement, and (b) Administrative Agent shall have the right to assign its rights hereunder and under the Servicing Documents under the conditions provided in and in accordance with the Credit Agreement with respect to Credit Documents.

11. This Assignment may only be amended by a writing executed by Assignor and Administrative Agent.

12. This Assignment constitutes the final and entire agreement with respect to the collateral assignment of rights under the Servicing Agreement and the other Servicing Documents from Assignor to Administrative Agent and any term, covenant or provision not set forth herein shall not be considered a part of this Assignment.

[Remainder of page intentionally left blank; signature page follows.]

[Healing Company] Collateral Assignment of Servicing Agreement

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IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first written above.

HLCO BORROWER, LLC, a Delaware limited liability company, as Assignor

By:
Name:	Simon Belsham
Title:	Authorized Officer

ACKNOWLEDGMENT AND AGREEMENT REGARDING THE

COLLATERAL ASSIGNMENT OF SERVICING AGREEMENT

FOR VALUE RECEIVED, the undersigned (“Servicer”) hereby acknowledges receipt of the foregoing Collateral Assignment of Servicing Agreement (the “Assignment”) from HLCO BORROWER, LLC, a Delaware limited liability company (“Assignor”), to and for the benefit of WESTMOUNT GROUP LLC, a Delaware limited liability company, in its capacity as administrative and collateral agent for the Lenders (“Administrative Agent”) and consents to and agrees to be bound by the terms thereof, and acknowledges that Administrative Agent may enforce any and all of Assignor’s rights against Assignor or Servicer under the provisions of the Servicing Documents as permitted under the Assignment notwithstanding any term or provision contained in the Servicing Documents to the contrary, until such time as the Obligations have been indefeasibly paid in full and the Credit Agreement has been terminated in accordance with its terms. Capitalized terms not defined herein shall have the meaning given them in the Assignment. This acknowledgment may be executed in one or more counterparts, and by facsimile or any other electronic format and all such signatures shall have the same effect as an original signature.

IN WITNESS WHEREOF, Servicer has caused this Acknowledgment and Agreement to be duly executed as of the date of the Assignment.

THE HEALING COMPANY INC., a Nevada corporation, as Servicer

By:
Name:	Simon Belsham
Title:	Chief Executive Officer

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